Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	ICR
508-397-1138	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS SECOND QUARTER 2009 RESULTS

•                  Non-GAAP revenues of $53.5 million, increase of 31% over prior year

•                  Non-GAAP operating income of $8.6 million, increase of 34% over prior year

Waltham, Mass. — July 27, 2009 — Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the second quarter of 2009.

GAAP revenues for the second quarter of 2009 were $52.5 million, a 29% increase from $40.9 million in the second quarter of 2008. Within total revenues, InForm™ license, application hosting and other related revenues were $38.2 million, representing 71% of second quarter total non-GAAP revenues and an increase of 23% from $31.1 million in the prior year period.

Bob Weiler, chairman and chief executive officer, remarked, “The company delivered better-than-expected financial results in the second quarter, in addition to renewing and expanding some of our largest customer relationships and launching a major new release of our market-leading EDC solution, InForm GTM.  With the growing adoption of EDC and globalization of clinical research, end-user requirements have changed dramatically in recent years. We believe InForm GTM is uniquely positioned to respond to this new user paradigm and support trial management on a global basis.”

Weiler added, “Customers are increasingly looking for a broader, end-to-end, integrated clinical research suite (ICRS) from a single, trusted vendor.  We believe that Phase Forward has the broadest and deepest ICRS offering in the market place as a result of our market leading EDC solution, combined with our suite of safety solutions, interactive response technologies and clinical data repository and analysis platforms.  In addition, our acquisition of Maaguzi’s ePRO and late phase solutions rounds out our ICRS offering, while our pending acquisition of Covance’s IVRS/IWRS business will add further momentum to our IRT efforts and result in the two largest CROs in the world recommending Phase Forward as their preferred solutions provider.  As a result, we are increasingly optimistic about Phase Forward’s long-term market opportunity and leadership position.”

For the second quarter of 2009, GAAP income from operations was $3.1 million, compared to $4.2 million in the second quarter of 2008. GAAP net income for the period was $2.2 million, or $0.05 per diluted share, compared to $0.08 per diluted share in the second quarter of 2008.

For the second quarter of 2009, non-GAAP revenues were $53.5 million, which excludes a $968,000 purchase accounting adjustment to record assumed acquisition deferred revenues and backlog at fair value. Non-GAAP income from operations was $8.6 million, representing an increase of 34% from the prior year period and a non-GAAP operating margin of 16%. Non-GAAP net income for the period was $5.6 million, or $0.13 per diluted share, representing an increase from non-GAAP net income of $5.2 million, or $0.12 per diluted share, in the second quarter of 2008.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income from operations and net income and net income per share applicable to common stockholders for the three and six months ended June 30, 2008 and 2009. Non-GAAP results exclude the impact of stock-based compensation expense, amortization of intangible assets associated with acquisitions, the purchase accounting adjustment to record assumed acquisition deferred revenues and backlog at fair value and restructuring expenses.

Total cash, cash equivalents and investments were $168.7 million at the end of the second quarter, compared to $178.1 million at the end of the prior quarter.  During the quarter, the company generated $9.2 million in cash flows from operations, while it paid $6.3 million for capital expenditures and approximately $14.0 million for the Waban acquisition. Total deferred revenues were $91.1 million at the end of the quarter, compared to $95.8 million at the end of the prior quarter and $82.7 million at the end of the second quarter of 2008.

Second Quarter and Recent Business Highlights

•                  The company today announced the acquisition of Maaguzi, an innovative provider of internet-based electronic Patient Reported Outcomes (ePRO) and health outcomes study solutions for the life sciences industry.

•                  In July 2009, the company announced that it signed an agreement to purchase the Interactive Voice & Web Response Services (IVRS/IWRS) business of Covance Inc. (NYSE: CVD) for $10.0 million in cash.  As part of the transaction, Phase Forward and Covance have also agreed to enter into a multi-year marketing agreement to provide Phase Forward’s market leading InForm electronic data capture solution and Clarix™ interactive response technology as the preferred solutions to Covance clients.  Phase Forward expects the purchase, which is subject to customary closing conditions, to be completed by the middle of August 2009.

•                  The company announced the immediate availability of the InForm Global Trial Management (GTM) eClinical solution. Responding to changes in user demands for EDC solutions, InForm GTM provides a completely redesigned interface that sets a new standard for eClinical solutions, and an integrated, unified environment for use in regional and multi-language global trials.

•                  The company continued to enhance its suite of products through the launch of Empirica™ Study, formerly the Clinical Trials Signal Detection product (CTSD™), which helps clinical and safety teams improve their understanding of a product’s emerging safety profile during clinical development, and the release of WebSDM™ Release 3.0 for the validation and review of submission data in CDISC Study Data Tabulation Model (SDTM) format.

•                  The Immune Tolerance Network (ITN) will implement Phase Forward’s recently acquired Waban Statistical Computing Environment (SCE), Waban Clinical Data Repository (CDR) and Waban Submission Metadata Manager (SMM) to further their biomarker discovery program. Headquartered at the University of California San Francisco, The Immune Tolerance Network is an international research consortium that aims to accelerate the clinical development of immune tolerance therapies for use in transplantation, autoimmune diseases and allergy and asthma.

•                  The company’s CRO-related non-GAAP revenues grew 50% year-over-year during the second quarter. During this period, the company announced an agreement with INC Research for InForm and signed a multi-year, multi-million dollar agreement with Everest Clinical Research Services for InForm and Central Designer.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the third quarter of 2009, the company expects non-GAAP revenues to be between $53.0 and $54.5 million, which includes an expected contribution of between $500,000 and $1.3 million related to the recently announced acquisitions of Covance’s IVRS/IWRS business and Maaguzi.  The company expects non-GAAP operating income to be between $5.5 and $6.2 million. Non-GAAP EPS is expected to be between $0.09 and $0.10. GAAP EPS is expected to be between $0.00 and $0.01, including the purchase accounting adjustments from our acquisitions to record the assumed deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets. The guidance includes approximately $0.02 to $0.03 per share dilution on a non-GAAP basis and approximately $0.04 per share dilution on GAAP EPS basis related to the acquisitions of Covance’s IVRS/IWRS business and Maaguzi.  The expected EPS reflects an estimated tax rate of approximately 37%.

For the full year 2009, the company expects non-GAAP revenues to be between $214.5 and $217.5 million. This includes an expected contribution of between $2.5 and $3.5 million related to the acquisitions of Covance’s IVRS/IWRS business and Maaguzi.  On a non-GAAP basis, operating income is expected to be between $30.5 and $32.0 million. The company’s non-GAAP EPS guidance is between $0.47 to $0.50, after taking into consideration expected dilution of $0.04 to $0.05 per share related to the Covance IVRS/IWRS business and Maaguzi acquisitions.  GAAP EPS is expected to be between $0.17 and $0.20, including expected dilution of $0.07 to $0.08 per share related to the acquisitions of Covance’s IVRS/IWRS business and Maaguzi as well as the purchase accounting adjustments from our acquisitions to record the assumed deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense, the amortization of intangible assets, and restructuring expenses. The expected full year EPS reflects an estimated tax rate of approximately 37%.

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. ET to discuss its financial results for the second quarter 2009 and its outlook for the third quarter and full year 2009. The investor conference call will be available via live webcast on Phase Forward’s website at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-679-8040 and the international dial-in is 617-213-4851. The access code is 87060630. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for replay until Thursday, August 27, 2009 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 290 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, planned acquisitions, integration of acquired businesses, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP revenues, income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009

Revenues:
License	$13,087	$14,695	$25,701	$28,811
Service	27,764	37,806	53,170	72,506

Total revenues	40,851	52,501	78,871	101,317
Costs of revenues:
License(2)	626	785	1,281	1,351
Service(1), (2)	17,191	21,245	32,719	41,144
Total cost of revenues	17,817	22,030	34,000	42,495
Gross margin:
License	12,461	13,910	24,420	27,460
Service	10,573	16,561	20,451	31,362
Total gross margin	23,034	30,471	44,871	58,822

Operating expenses:
Sales and marketing(1), (2)	6,783	8,216	12,934	15,422
Research and development(1)	6,021	9,425	11,579	17,605
General and administrative(1), (2)	6,045	9,715	11,745	17,519
Total operating expenses	18,849	27,356	36,258	50,546

Income from operations	4,185	3,115	8,613	8,276
Other income:
Interest income	1,386	502	3,287	1,142
Other, net	115	56	249	465
Total other income	1,501	558	3,536	1,607

Income before provision for income taxes	5,686	3,673	12,149	9,883
Provision for income taxes	1,992	1,446	4,453	3,578
Net income	$3,694	$2,227	$7,696	$6,305

Net income per share applicable to common stockholders:
Basic	$0.09	$0.05	$0.18	$0.15
Diluted	$0.08	$0.05	$0.18	$0.14

Weighted average number of common shares used in net income per share calculations:
Basic	42,007	42,623	41,933	42,527
Diluted	43,859	44,298	43,798	44,190

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$448	$489	$841	$965
Sales and marketing	368	462	682	877
Research and development	323	705	602	1,326
General and administrative	853	1,969	1,613	3,026
Total stock-based compensation expense	$1,992	$3,625	$3,738	$6,194

(2) Amounts include amortization of intangible assets, as follows:
Costs of license revenues	$155	$194	$310	$349
Costs of service revenues	—	260	—	521
Sales and marketing	100	354	200	674
General and administrative	—	28	—	53
Total amortization of intangible assets	$255	$836	$510	$1,597

Phase Forward Incorporated

Reconciliation of GAAP Revenues, GAAP Income From Operations and GAAP Net Income to

Non-GAAP Revenues, Non-GAAP Income From Operations and Non-GAAP Net Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
TOTAL REVENUES:
GAAP total revenues	$40,851	$52,501	$78,871	$101,317
Deferred revenues and backlog adjustments related to acquisitions (1)	—	968	—	1,596
Non-GAAP total revenues	$40,851	$53,469	$78,871	$102,913

INCOME FROM OPERATIONS:
GAAP income from operations	$4,185	$3,115	$8,613	$8,276
Stock-based compensation expense	1,992	3,625	3,738	6,194
Amortization of intangible assets	255	836	510	1,597
Deferred revenues and backlog adjustments related to acquisitions (1)	—	968	—	1,596
Restructuring	—	86	—	86
Non-GAAP income from operations	$6,432	$8,630	$12,861	$17,749

NET INCOME:
GAAP net income	$3,694	$2,227	$7,696	$6,305
Stock-based compensation expense, net of tax	1,294	2,199	2,368	3,952
Amortization of intangible assets, net of tax	166	507	323	1,019
Deferred revenues and backlog adjustments related acquisitions, net of tax (1)	—	587	—	1,018
Restructuring, net of tax	—	52	—	55
Non-GAAP net income	$5,154	$5,572	$10,387	$12,349

GAAP net income per share applicable to common stockholders:
Diluted	$0.08	$0.05	$0.18	$0.14

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.12	$0.13	$0.24	$0.28

(1)         Fair value adjustments to deferred revenues and backlog.  Purchase accounting requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value as of the time of the acquisition. Consequently, we do not recognize the full amount of these deferred revenues and backlog. We add back non-GAAP revenues associated with deferred revenues and backlog that were excluded as a result of purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired business in a manner consistent with the revenue recognition for our pre-existing products and services.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	As of December 31,	As of June 30,
	2008	2009

Assets
Current assets:
Cash and cash equivalents	$131,550	$94,721
Restricted cash, current portion	500	—
Short-term investments	27,893	43,882
Accounts receivable, net of allowance of $578 and $655, respectively	39,999	40,516
Acquired future billings, current portion	1,129	924
Deferred set up costs, current portion	2,393	2,878
Prepaid commissions and royalties, current portion	4,524	5,266
Prepaid expenses and other current assets	4,773	4,539
Deferred income taxes, current portion	12,895	11,171
Securities settlement agreement	—	5,336
Total current assets	225,656	209,233

Acquired future billings, net of current portion	962	502
Property and equipment, net	36,615	42,170
Deferred set up costs, net of current portion	1,630	1,833
Prepaid commissions and royalties, net of current portion	4,277	5,180
Intangible assets, net of accumulated amortization of $3,624 and $5,220 respectively	27,586	34,895
Goodwill	39,125	47,099
Deferred income taxes, net of current portion	7,107	4,170
Restricted cash, net of current portion	962	962
Long-term investments	18,022	30,077
Securities settlement agreement	5,322	—
Other assets	626	749
Total assets	$367,890	$376,870

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,895	$6,137
Accrued expenses	22,686	18,172
Leasehold incentive obligation, current portion	791	791
Deferred revenues, current portion	79,918	82,527
Total current liabilities	112,290	107,627

Deferred rent, net of current portion	564	1,739
Leasehold incentive obligation, net of current portion	7,248	6,852
Deferred revenues, net of current portion	8,600	8,588
Other long-term liabilities	1,515	1,535
Total liabilities	130,217	126,341

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued— 42,986 and 43,255 shares, respectively	430	433
Additional paid-in capital	283,676	289,630
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive loss	(672)	(78)
Accumulated deficit	(45,650)	(39,345)
Total stockholders’ equity	237,673	250,529

Total liabilities and stockholders’ equity	$367,890	$376,870

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2008	2009

Operating activities
Net income	$7,696	$6,305
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,492	7,699
Stock-based compensation expense	3,738	6,194
Loss on disposal of fixed assets	317	—
Amortization of leasehold incentive obligation	—	(396)
Provision for allowance for doubtful accounts	71	174
Deferred income taxes	4,328	2,240
Amortization of discounts or premiums on investments	(125)	100
Change in fair value of long-term investments	—	(464)
Change in fair value of securities settlement agreement	—	(14)
Changes in assets and liabilities:
Accounts receivable and acquired future billings	7,235	518
Deferred costs	(1,271)	(2,010)
Prepaid expenses and other current assets	295	285
Accounts payable	1,396	(2,923)
Accrued expenses	(1,594)	(5,325)
Deferred revenue	15,417	1,642
Deferred rent	(321)	1,175
Net cash provided by operating activities	41,674	15,200
Investing activities
(Increase) decrease in restricted cash	(1,462)	500
Proceeds from maturities of short-term and long-term investments	39,825	19,389
Purchase of short-term and long-term investments	(36,091)	(47,069)
Purchase of property and equipment	(5,895)	(11,467)
Cash paid for acquisitions, net of cash acquired	—	(13,629)
Net cash used in investing activities	(3,623)	(52,276)
Financing activities
Proceeds from issuance of common stock	1,373	1,482
Withholding taxes in connection with vesting of restricted stock	(1,247)	(1,718)
Net cash provided by (used in) financing activities	126	(236)
Effect of exchange rate changes on cash and cash equivalents	23	483
Net increase (decrease) in cash and cash equivalents	38,200	(36,829)
Cash and cash equivalents at beginning of period	133,401	131,550
Cash and cash equivalents at end of period	171,601	94,721
Short-term and long-term investments at end of period	44,335	73,959
Total cash, cash equivalents and short-term and long-term investments at end of period	$215,936	$168,680